                                                                    Exhibit 11.1



                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)



                                                                                  Three Months Ended December 31,
                                                                 ---------------------------------------------------------------
                                                                            2000                                 1999
                                                                 ---------------------------          --------------------------
                                                                    Basic           Diluted              Basic          Diluted
                                                                 ----------       ----------          ----------      ----------
  I.  Shares Outstanding, Net of Treasury
         Stock Purchased and Options Exercised During
         the Period:

         Stock, net                                               6,718,884        6,718,884           7,639,287       7,639,287
         Purchase of treasury stock (weighted)                      (38,480)         (38,480)           (511,548)       (511,548)
                                                                 ----------       ----------          ----------      ----------
                                                                  6,680,404        6,680,404           7,127,739       7,127,739

 II.  Weighted Equivalent Shares:

         Assumed options and warrants exercised                                      219,229                             120,093
                                                                 ----------       ----------          ----------      ----------

III.  Weighted Average Shares and Equivalent Shares               6,680,404        6,899,633           7,127,739       7,247,832
                                                                 ==========       ==========          ==========      ==========

 IV.  Net Income                                                 $    1,110       $    1,110          $      259      $      259
                                                                 ==========       ==========          ==========      ==========

  V.  Net Income Per Share                                       $      .17       $      .16          $      .04      $      .04
                                                                 ==========       ==========          ==========      ==========




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